UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2010

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

On January 29, 2010, the board of directors of the Federal Home Loan Bank of Boston (the Bank) approved and adopted certain amendments to the Bank’s bylaws as required by a final rule issued by the Federal Housing Finance Agency on the nomination of independent directorship candidates pursuant to the Housing and Recovery Act of 2008. Specifically, Article III, Section 1 of the Bank’s bylaws was amended to:

•                  provide that the Bank’s board of directors shall determine annually how many of its independent directorships will be designated as public interest directors, subject to a minimum of two independent directorships;

•                  add provisions addressing the procedures that the Bank will use in identifying nominees for independent directorships, processing such nominees’ applications, and presenting such nominees to the Bank’s members; and

•                  add provisions addressing how and when the board of directors will consult with the Bank’s affordable housing advisory council.

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2, and is incorporated herein by reference.

The information being furnished pursuant to Item 5.03 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number

3.2 Bylaws of the Bank, as restated and effective on January 29, 2010, marked to show changes.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: February 2, 2010	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz
Executive Vice President and Chief Financial Officer

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